Exhibit 99.1

Ranger Energy Services, Inc. Announces New Asset Based Lending Facility

HOUSTON, TX--(May 31, 2023) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”), a leading provider of well service rigs and associated services to the oil and gas industry, is pleased to announce the successful closing of a new asset based lending facility (“ABL”) with Wells Fargo Bank, N.A, as administrative agent and sole lender. The facility includes $75 million of committed liquidity and features an accordion that allows for potential expansion up to $150 million to support future growth opportunities. Under the terms of the agreement, the ABL will have a tenor of five years, providing Ranger with enhanced financial flexibility and support for its strategic initiatives.

This new facility will consolidate all material existing debt instruments into the new expanded facility, enabling Ranger to simplify its debt structure and reduce its cost of capital. The asset based facility incorporates a tiered pricing structure based on the Secured Overnight Financing Rate (SOFR), offering borrowing levels with significantly better economic terms compared to the existing financings. The facility includes standard fixed charge coverage ratio covenant tests to be applied.

Stuart Bodden, Ranger’s Chief Executive Officer, commented, "Ranger is pleased to announce the refinancing of its debt and enhanced liquidity into a more streamlined and economical facility that provides flexibility to grow in the future. The agreed terms evidence the strides made by the business to strengthen the balance sheet after the acquisitions completed in 2021, as well as the value those acquisitions have brought to Ranger. Going forward, we will be able to access capital when needed to grow at attractive rates without significant administrative burden. This is an important step in Ranger's journey, and we are excited to continue down our strategic path with the enhanced liquidity now available to us."

Ranger remains committed to delivering exceptional service to its customers and maintaining its position as a leader in the oilfield services industry. With the closing of the ABL, the Company is optimally positioned to leverage its strengthened balance sheet and execute on new growth opportunities.

Winston & Strawn LLP served as legal counsel to Ranger on the ABL facility.

About Ranger Energy Services, Inc.

Ranger is one of the largest providers of high specification mobile rig well services, cased hole wireline services, and ancillary services in the U.S. oil and gas industry. Our services facilitate operations throughout the lifecycle of a well, including the completion, production, maintenance, intervention, workover and abandonment phases.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement,

whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:
Melissa Cougle
Chief Financial Officer
(713) 935-8900
InvestorRelations@rangerenergy.com